
                                  STOCKHOLDERS
                                    AGREEMENT

                          DATED AS OF NOVEMBER 30, 1999

                                      AMONG

                                TRADEWEAVE, INC.,

                                QRS CORPORATION,

                                PETER R. JOHNSON

                                       AND

                                  GARTH SALONER


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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS.............................................................................................1

   SECTION 1.01 Certain Defined Terms.............................................................................1

ARTICLE II SECURITIES LAW.........................................................................................5

   SECTION 2.01 Securities Law Matters Affecting Transfer.........................................................5

ARTICLE III LEGENDS, ETC..........................................................................................6

   SECTION 3.01 Endorsement of Certificates.......................................................................6
   SECTION 3.02 Improper Transfer.................................................................................8

ARTICLE IV RESTRICTIONS ON TRANSFER, FIRST REFUSAL OPTION,  TAG-ALONG RIGHT, PRE-EMPTIVE RIGHTS,
           INFORMATION RIGHTS.....................................................................................8

   SECTION 4.01 Restrictions on Transfer..........................................................................8
   SECTION 4.02 Right of First Refusal; Acceptable Third Parties..................................................8
   SECTION 4.03 [Intentionally omitted]..........................................................................10
   SECTION 4.04 Tag-Along Right..................................................................................10
   SECTION 4.05 Registration Rights..............................................................................11
   SECTION 4.06 Pre-Emptive Rights...............................................................................19
   SECTION 4.07 Information Rights...............................................................................20
   SECTION 4.08 Board of Directors...............................................................................20

ARTICLE V MISCELLANEOUS..........................................................................................21

   SECTION 5.01 Stop Order.......................................................................................21
   SECTION 5.02 Communications...................................................................................21
   SECTION 5.03 Headings.........................................................................................21
   SECTION 5.04 Severability.....................................................................................22
   SECTION 5.05 Entire Agreement.................................................................................22
   SECTION 5.06 Counterparts.....................................................................................22
   SECTION 5.07 Successors and Assigns...........................................................................22
   SECTION 5.08 Amendment and Modification; Waiver of Compliance; Termination....................................22
   SECTION 5.09 Injunctive Relief................................................................................23
   SECTION 5.10 Inspection.......................................................................................23
   SECTION 5.11 Recapitalizations, Exchanges, Etc., Affecting Common Stock.......................................23
   SECTION 5.12 Further Assurances...............................................................................24
   SECTION 5.13 Governing Law....................................................................................24


EXHIBIT A   --  Certificate of Incorporation
EXHIBIT B   --  Assumption Agreement

                                       i
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                             STOCKHOLDERS AGREEMENT


                  STOCKHOLDERS AGREEMENT, dated as of November 30, 1999 (this "Agreement"), among Tradeweave, Inc. (formerly eMatch, Inc. and QRS Newco, Inc.), a Delaware corporation (the "Company"), QRS Corporation, a Delaware corporation ("QRS"), Peter R. Johnson ("Johnson") and Garth Saloner ("Saloner," and collectively with Johnson, the "Minority Stockholders").

                             PRELIMINARY STATEMENTS:

                  WHEREAS, QRS, Johnson, Saloner and the Company have entered into a Common Stock Purchase Agreement, dated of even date herewith (the "Stock Purchase Agreement"), pursuant to which QRS, Johnson and Saloner will acquire Common Stock of the Company.

                  WHEREAS, the Company, QRS and the Minority Stockholders desire to regulate certain matters regarding their relationship as stockholders of the Company as set forth in this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                    SECTION 1.01 CERTAIN DEFINED TERMS.

                    As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                           "ACCEPTABLE THIRD PARTY" means a Third Party that does not own, manage, operate, control or participate in the ownership, management, operation or control of any entity engaged in a business which is competitive with a business in which the Company or QRS engages or reasonably proposes to engage (the "Business"); PROVIDED, HOWEVER, that the Board may deem (but shall not be required to deem) a Third Party that holds or is otherwise interested in any shares or other securities of any entity engaged in the Business or any other line of business in which the Company engages as an Acceptable Third Party, so long as the interest of such Third Party does not entitle such Third Party and its agents and affiliates to more than five percent (5%) of the voting power in such entity; and; PROVIDED, FURTHER, that such Third Party may participate in any manner in the affairs of, or own an equity interest in, any entity for which the Business or any other line of business in which the Company engages represents less than or equal to five percent (5%) of both assets and gross revenues of such entity and so long as such Third Party's investment therein is passive.

                           "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, whether through the ownership of voting securities, by contract or otherwise.

                           "ALLOTMENT" has the meaning set forth in Section 4.04 hereof.

                           "BOARD OF DIRECTORS" or "BOARD" means the Company's board of directors.

                           "CERTIFICATE OF INCORPORATION" means the certificate of incorporation of the Company as in effect on and immediately after the Closing Time and as thereafter amended, modified, restated and supplemented from time to time. A copy of such Certificate of Incorporation in the form to be in effect on and immediately after the Closing Time is attached hereto as Exhibit A.

                           "CLOSING TIME" means the closing time for the initial purchase of Common Stock of the Company by QRS and the Minority Stockholders under the Stock Purchase Agreement referred to in the recitals hereto.

                           "COMMISSION" means the United States Securities and Exchange Commission.

                           "COMMON STOCK" means the Common Stock of the Company.

                           "COMPANY" has the meaning set forth in the Preliminary Statements hereto.

                           "COMPANY PORTION NOTICE" has the meaning set forth in
         Section 4.02 hereof.

                           "COMPANY PURCHASE NOTICE" has the meaning set forth in Section 4.02 hereof.

                           "DISPOSITION," "DISPOSE" (and derivative forms thereof) means any sale, assignment, transfer, pledge (unless, with respect to a proposed pledge, the Board has determined not to consider such proposed pledge as a "Disposition"), encumbrance or other disposition.

                           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                           "FIRST REFUSAL OPTION" has the meaning set forth in
         Section 4.02 hereof.

                           "JOHNSON" has the meaning set forth in the Preliminary Statements hereto.

                           "MINORITY STOCKHOLDERS" has the meaning set forth in the Preliminary Statements hereto.

                           "MINORITY STOCKHOLDERS DEMAND REQUEST" has the meaning set forth in Section 4.05(b) hereof.

                           "NEW SECURITIES" shall mean any capital stock (including Common Stock and Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (A) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity; (B) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (C) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement, arrangement approved by the Board of Directors; (D) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (E) securities issued in connection with obtaining lease financing or other debt financing, whether issued to a lessor, guarantor or other person, if such issuance is approved by the Board of Directors; (F) securities issued in a Public Offering; (G) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and
         (H) any right, option or warrant to acquire any security convertible into securities excluded from the definition of New Securities pursuant to subsections (A) through (G) above.

                           "OFFER PRICE" has the meaning set forth in Section
         4.02 hereof.

                           "OFFERED SHARES" has the meaning set forth in Section
         4.02 hereof.

                           "PARTICIPATING STOCKHOLDER" has the meaning set forth in Section 4.05 hereof.

                           "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                           "PIGGYBACK REGISTRATION RIGHT" has the meaning set forth in Section 4.05 hereto.

                           "PRO RATA NOTICE" has the meaning set forth in
         Section 4.02 hereof.

                           "PUBLIC OFFERING" means a sale of Common Stock of the Company in a public offering (i) pursuant to a registration statement declared effective under the 1933 Act (including on Form S-4 or any successor or equivalent form) or (ii) outside the United States on a Designated Offshore Securities Market (as such term is defined in

         Rule 902 under the 1933 Act) that would have required registration under the 1933 Act if it had taken place in the United States.

                           "QRS CHANGE OF CONTROL" means any of the following transactions involving a change of control of ownership of QRS:

                           (i)      a stockholder-approved merger or
                                    consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of QRS' outstanding securities are transferred to a Person or Persons different than those Persons holding securities immediately prior to such transaction; or

                           (ii) the sale, transfer or other disposition of all or substantially all of QRS' assets in complete liquidation or dissolution of QRS; or

                           (iii) the acquisition directly or indirectly, by any person or related group of persons (other than QRS or a Person that directly or indirectly controls, is controlled by, or is under common control with, QRS) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of QRS' outstanding equity securities pursuant to a tender or exchange offer made directly to the QRS stockholders.

                           "QUALIFIED INVESTMENT BANKER" means, in the case of a Qualified Investment Banker selected by QRS, the investment banking firm regularly employed by QRS at the time, or if there is no such firm or such firm declines the engagement, and in the case of a Qualified Investment Banker selected by the Minority stockholders, a preeminent investment banking firm that (i) has a substantial analyst staff that follows the industry in which the Company operates and (ii) regularly advises companies in the Company's industry on corporate finance matters.

                           "QRS" has the meaning set forth in the Preliminary Statements hereto.

                           "QRS DEMAND REQUEST" has the meaning set forth in
         Section 4.05(b) hereof.

                           "RELATED TRANSFEREE" means (i) with respect to any Stockholder that is not an individual, any wholly owned Affiliate of such Stockholder, (ii) with respect to a Stockholder that is an individual, the parents, spouse, siblings or children of such individual Stockholder (or trust or trusts for their sole benefit of which trust or trusts such individual Stockholder and or his or her parents, spouse, siblings or children shall be the sole trustee or trustees or co-trustee or co-trustees with an attorney, trust company or other fiduciary), (iii) with respect to such individual Stockholder, a corporation all the shares of which are owned by such individual Stockholder and/or his or her parents, spouse, siblings or children,
         (iv) with respect to an individual Stockholder, a Person to whom Common Stock has been transferred by operation of law, by will or by the laws of descent, and (v) with respect to Johnson and Saloner, each as to the other.

                           "REQUESTING STOCKHOLDER" has the meaning set forth in
         Section 4.05(b)(i) hereof.

                           "S-3 DEMAND REQUEST" has the meaning set forth in
         Section 4.05(b) hereof.

                           "SALONER" has the meaning set forth in the Preliminary Statements hereto.

                           "SELLER" has the meaning specified in Section 4.02 hereof.

                           "SELLER'S NOTICE" has the meaning set forth in
         Section 4.02 hereof.

                           "SELLING GROUP" has the meaning set forth in Section
         4.04 hereof.

                           "SIGNIFICANT HOLDER" has the meaning set forth in
         Section 4.07(a) hereof.

                           "STOCKHOLDER" means each Minority Stockholder, QRS and each Person that in the future becomes bound by the terms hereof as a Stockholder and their respective heirs, successors and assigns.

                           "SUBSIDIARY" means any Person of which at least a majority of the securities having ordinary voting power for the election of directors or equivalent governing body (other than securities having such power only by reason of the happening of a contingency) are at the time owned directly or indirectly by the Company.

                           "TAG-ALONG NOTICE" has the meaning set forth in
         Section 4.04 hereof.

                           "TAG-ALONG RIGHT" has the meaning set forth in
         Section 4.04 hereof.

                           "TAG-ALONG SALE" has the meaning set forth in Section
         4.04 hereof.

                           "TAG REPRESENTATIVE" has the meaning set forth in
         Section 4.04 hereof.

                           "THIRD PARTY" means a Person other than the Company, a Stockholder or a Stockholder's Related Transferees.

                           "TRADEWEAVE NOMINATING COMMITTEE" has the meaning set forth in Section 4.08(a).

                           "1933 ACT" means the Securities Act of 1933, as amended.

                           "1934 ACT" means the Securities Exchange Act of 1934, as amended.

                                   ARTICLE II

                                 SECURITIES LAW

                  SECTION 2.01 SECURITIES LAW MATTERS AFFECTING TRANSFER. Each Stockholder has been advised and understands that the Common Stock to be purchased by it has not been registered under the 1933 Act. Such Stockholder agrees for the benefit of the Company that, in addition to other restrictions on the transfer of the Common Stock set forth herein, the Common Stock may not be resold, pledged or otherwise transferred except (1) to the Company (upon exchange or redemption thereof or otherwise), (2) if the Company has become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and the shares of Common Stock are eligible for resale pursuant to Rule 144A under the 1933 Act ("Rule 144A"), to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Rule 904 of Regulation S under the 1933 Act, but only in the case of a transfer that is effected by the delivery to the transferee of definitive securities registered in its name (or in its nominee's name) on the books maintained by the Company, (4) pursuant to an exemption from registration in accordance with Rule 144 under the 1933 Act (if available and upon delivery of an opinion of counsel satisfactory in form and substance to the Company, if requested by the Company), (5) pursuant to an effective registration statement under the 1933 Act, or (6) pursuant to any other exemption from registration under the 1933 Act, provided an opinion of counsel is furnished reasonably satisfactory in form and substance to the Company, stating that an exemption from the registration requirements of the 1933 Act is available, in each case in accordance with any applicable securities laws of any state of the United States. Each Stockholder acknowledges that the Company is not currently subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and that the transfer exemptions listed above in subsection (2) and (4) are therefore unavailable and will not become available until the Company becomes subject to such reporting requirements.

                                  ARTICLE III

                                  LEGENDS, ETC.

         SECTION 3.01      ENDORSEMENT OF CERTIFICATES.

         (a) LEGEND. Upon the execution of this Agreement, in addition to any other legend which the Company may deem advisable under the 1933 Act and certain United States state laws, the certificates representing all shares of Common Stock owned by a Stockholder shall be endorsed substantially as follows:

                THIS CERTIFICATE IS SUBJECT TO, AND IS TRANSFERABLE ONLY UPON COMPLIANCE WITH, THE PROVISIONS OF A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER __, 1999, AMONG TRADEWEAVE, INC. AND CERTAIN OF ITS STOCKHOLDERS. A COPY OF THE ABOVE REFERENCED STOCKHOLDERS AGREEMENT IS ON FILE AT THE OFFICES OF TRADEWEAVE, INC.

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER


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

         HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF TRADEWEAVE, INC. ("THE COMPANY") THAT THESE SECURITIES MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON
         EXCHANGE OR REDEMPTION THEREOF OR OTHERWISE), (2) IF THE COMPANY HAS BECOME SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D)
         OF THE EXCHANGE ACT AND THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, BUT ONLY IN THE CASE OF A TRANSFER THAT IS EFFECTED BY THE DELIVERY TO THE TRANSFEREE OF DEFINITIVE SECURITIES REGISTERED IN ITS NAME (OR IN ITS NOMINEE'S NAME) ON THE BOOKS MAINTAINED BY THE COMPANY, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND UPON DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, IF REQUESTED BY THE COMPANY), (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, PROVIDED AN OPINION OF COUNSEL IS FURNISHED REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                TRADEWEAVE, INC. WILL FURNISH WITHOUT CHARGE TO THE HOLDER HEREOF, UPON REQUEST, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF THE CLASS OF CAPITAL STOCK REPRESENTED HEREBY, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

         (b) LEGEND ON AFTER-ACQUIRED SHARES. All certificates representing shares of Common Stock hereafter issued to or acquired by any of the Stockholders or their successors hereto shall bear the legends set forth above. The obligations of each party hereto shall be binding upon each transferee to whom shares of Common Stock are transferred by any party hereto. Prior to consummation of any transfer, such party shall cause the transferee to execute an agreement substantially in the form attached hereto as Exhibit B, providing that such transferee shall fully comply with the terms of this Agreement

                  SECTION 3.02 IMPROPER TRANSFER. Any attempt to Dispose of any shares of Common Stock not in accordance with this Agreement shall be null and void and neither the issuer of such securities nor any transfer agent of such securities shall give any effect to such attempted transfer or encumbrance in its stock records.

                                   ARTICLE IV

                 RESTRICTIONS ON TRANSFER, FIRST REFUSAL OPTION,
             TAG-ALONG RIGHT, PRE-EMPTIVE RIGHTS, INFORMATION RIGHTS

                  SECTION 4.01 RESTRICTIONS ON TRANSFER. In addition to the restrictions on transfer of Common Stock set forth in Articles II and III above and such restrictions contained in the Certificate of Incorporation, no Stockholder shall Dispose of any shares of Common Stock unless such Dispositions are (i) to Related Transferees, (ii) to Acceptable Third Parties after having complied with the terms of Section 4.02 hereof, (iii) made in compliance with the procedures, and subject to the limitations, set forth in Section 4.03, or
(iv) made in compliance with the procedures, and subject to the limitations, set forth in Section 4.04.

                  SECTION 4.02 RIGHT OF FIRST REFUSAL; ACCEPTABLE THIRD PARTIES.

                  (a) NOTICE OF INTENDED DISPOSITIONS. Except for Dispositions to Related Transferees and Dispositions contemplated by Sections 4.03, 4.04 and
4.05 hereof, if at any time any Stockholder (the "Seller") desires to Dispose of any shares of Common Stock owned by it, then such Seller shall deliver written notice of its intention to Dispose (a "Seller's Notice") to the Company and each other Stockholder, setting forth such Seller's desire to make such Disposition (which shall be for cash), the prospective transferee, the number of shares of Common Stock proposed to be Disposed of (the "Offered Shares"), the price ("Offer Price") at which such Seller proposes to Dispose of the Offered Shares, and the other material terms of such Disposition.

                  (b) FIRST REFUSAL RIGHT. Upon the receipt of the Seller's Notice, the Company shall then have the right to purchase at the Offer Price all, or, subject to Section 4.02(e), any portion of, the Offered Shares, and, if the Company has not elected to purchase any, or has purchased less than all of, the Offered Shares, each other stockholder shall then have the right to purchase at the Offer Price a pro rata share of all, or subject to Section 4.02(e), any portion of the Offered Shares not theretofore subscribed for by the Company, based on the number of shares of Common Stock owned by such Stockholders; PROVIDED, HOWEVER, that in the event any such other Stockholder does not purchase any or all of its pro rata portion of the remaining Offered Shares, then the remaining Stockholders shall have the right to purchase an amount of such unpurchased Offered Shares based on the relative proportions of ownership of Common Stock of the Stockholders who elect to purchase such unpurchased Offered Shares; and PROVIDED, FURTHER, that if the Seller's Notice is delivered by Saloner, Johnson shall have the first right to purchase at the Offer Price prior to the right of the Company and the Stockholders. If the other Stockholders do not subscribe for all of the Offered Shares, then the Company may subscribe for the balance. The option to purchase in favor of the Company and the stockholders granted in this Section 4.02(b) is referred to herein as the "FIRST REFUSAL OPTION."

                  (c) EXERCISE OF FIRST REFUSAL OPTION. The Company's First Refusal Option shall be exercisable by the delivery of notice to the Seller (the "COMPANY PURCHASE NOTICE") within 15 calendar days from the date of its receipt of the Seller's Notice. If the Company does not deliver a Company Purchase Notice or if the Company elects to purchase less than all of the Offered Shares, then within the 15 calendar day period after the Company's receipt of the Seller's Notice, the Company shall notify in writing each other Stockholder of the amount of Offered Shares not subscribed for by the Company (the "COMPANY PORTION NOTICES"). The other Stockholders' First Refusal Option shall be exercisable by the delivery of written notice to the Seller (the "PRO RATA Notice"), with a copy to the Company, within 15 calendar days of their receipt of the Company Portion Notice. The Pro Rata Notice shall also specify whether such Stockholder elects to purchase any Offered Shares in addition to such Stockholder's pro rata portion of the Offered Shares in the event there is an aggregate undersubscription for all Offered Shares. Unsubscribed Offered Shares, if any, shall be apportioned among the Stockholders who elect to purchase such shares based on such Stockholders' relative proportions of ownership of Common Stock. The First Refusal Option of the Company pursuant to this subsection (c) shall terminate if unexercised 45 calendar days after receipt of the Seller's Notice and the First Refusal Option of the other Stockholders pursuant to this subsection (c) shall terminate if unexercised 15 calendar days after delivery of the Company Portion Notice.

                  (d) MANDATORY SALE. In the event that the Company and/or the stockholders exercise their First Refusal Options with respect to the Offered Shares, then the Seller must sell the Offered Shares to the Company and such Stockholders, as applicable, within 30 calendar days after the date of receipt of the Company Purchase Notice or 30 calendar days after the date of receipt of the last Pro Rata Notice received by the Seller, as applicable.

                  (e) ALL OFFERED SHARES. Unless the Seller shall have consented to the purchase of less than all of the Offered Shares, neither the Company, pursuant to the exercise of its First Refusal Option, nor the Stockholders, pursuant to the exercise of their First Refusal Option, shall purchase any Offered Shares unless all Offered Shares are purchased.

                  (f) SALE PERIOD. If all notices required to be given pursuant to subsections (a) through (c) above have been duly given and the Company and the stockholders shall have determined not to exercise their respective First Refusal Options, then the Seller shall have the right, for a period of 30 calendar days after expiration of the last applicable option period specified in subsection (c), to sell to any Acceptable Third Party the Offered Shares remaining unsold at the Offer Price and on the other terms and provisions set forth in the Seller's Notice.

                  (g) NOTICE OF ACCEPTABLE THIRD PARTY. Within 30 calendar days after the Company's receipt of a Seller's Notice, it shall notify the Seller and the other Stockholders in writing of whether the proposed transferee of the Offered Shares is an Acceptable Third Party and, if such proposed transferee is not an Acceptable Third Party, such notice shall set forth in reasonable detail the reasons for such determination. If the Company notifies the Seller that the proposed transferee is not an Acceptable Third Party THEN no Disposition shall be made to such proposed transferee and the First Refusal Options shall automatically terminate with respect to the Offered Shares covered by such Seller's Notice.

                  (h) CLOSING. Upon the consummation of any purchase by the Company or other Stockholders hereunder of Offered Shares, the Seller shall deliver certificates evidencing the Offered Shares sold duly endorsed, or accompanied by written instruments of transfer, free and clear of any liens and encumbrances, against delivery of the Offer Price.

                  (i) CESSATION OF RIGHTS. Subject to the other provisions of this Agreement, from and after the time at which the Company or other Stockholders shall have tendered immediately available funds to the Seller in payment of the Offer Price for Offered Shares pursuant to the exercise of the First Refusal Option, all rights (other than the right to receive payment of the Offer Price with respect to such Offered Shares) of Seller with respect to the shares of Common Stock for which tender has been made, including without limitation all voting and dividend rights, shall permanently cease and terminate, except only the right to receive payment for such shares of Common Stock, and such Seller shall no longer be considered the owner of such shares of Common Stock.

                  SECTION 4.03 [Intentionally omitted].

                  SECTION 4.04 TAG-ALONG RIGHT.

                  (a) GRANT OF TAG-ALONG RIGHT. Subject to the other terms and provisions hereof, if QRS and/or its Related Transferees (the "SELLING GROUP") agrees to sell all or any part of the Common Stock owned by the Selling Group to a Third Party in a bona fide arm's length transaction (or series of related transactions within any 12-month period) that would cause the aggregate number of shares to be sold by the Selling Group in the subject transaction together with any prior transactions to equal or exceed 10% of the number of shares of Common Stock held by the Selling Group as of the date it (or each Stockholder included within it) became a party to this Agreement (a "TAG-ALONG SALE"), then such Selling Group, through its duly authorized representative, or if no such representative is appointed, each member of Selling Group (collectively, the "TAG REPRESENTATIVE") shall provide each other Stockholder with a written notice of its intention to consummate such sale, containing the price and other material terms of the proposed sale and the date of the closing of the proposed sale, which date shall be not less than 20 calendar days after the date of such notice. Each such other Stockholder shall have the right (the "TAG-ALONG RIGHT"), exercisable by written notice to the Tag Representative (the "TAG-ALONG Notice") at least 15 calendar days prior to the closing of the proposed sale, to sell to such transferee the number of shares of Common Stock owned by such other Stockholder equal to such other Stockholder's Allotment. Such other Stockholder's allotment (the "ALLOTMENT") shall be equal to (i) the total number of shares of Common Stock proposed to be sold by the Selling Group in the Tag-Along Sale multiplied by (ii) a fraction, the numerator of which is the number of shares of Common Stock owned by such other Stockholder and the denominator of which is the aggregate number of shares of Common Stock then outstanding. The Tag-Along Notice shall also state whether such other Stockholder elects to include shares of Common Stock owned by such other Stockholder in addition to such Stockholders' Allotment in the event there is an aggregate undersubscription for all other Stockholders' Allotments. The Selling Group may also deliver a Tag-Along Notice to the Tag Representative stating that it elects to sell additional shares of Common Stock in the event there is an aggregate undersubscription for all other Stockholders' Allotments. In the event there is an aggregate undersubscription by the other Stockholders, the Tag Representative shall apportion the unsubscribed shares to all Stockholders who have elected in their Tag-Along Notices to sell additional shares of Common Stock in the event there is an aggregate undersubscription for the other Stockholders' Allotments, which apportionment shall be based on such Stockholders' relative proportions of ownership of Common Stock. Contemporaneously with the sale of such Common Stock by the Selling Group, each other Stockholder so electing to participate in a Tag-Along Sale shall, on the date of the closing, sell the shares of Common Stock indicated in its Tag-Along Notice and any additional shares apportioned to it for the same consideration and on the same terms as those provided by such transferee to the Selling Group as specified in the initial notice given by the Selling
Group.

                  (b) EXCEPTIONS. Notwithstanding the foregoing, Section 4.04(a) shall not apply to any merger or consolidation of the Company with or into another corporation or a sale of all or substantially all of the assets of the Company followed by a dissolution, provided that all shares of Common Stock are treated the same in such transaction.

                  SECTION 4.05 REGISTRATION RIGHTS.

                  (a) PIGGYBACK RIGHTS. Subject to Section 4.05(h), if at any time the Company determines, or is required pursuant to Section 4.05(b) hereto, to file a registration statement under the 1933 Act for a Public Offering of its Common Stock, the Company shall at such time promptly give each Stockholder written notice of such determination, the date on which the Company proposes to file such registration statement, which date shall be not less than 30 nor more than 45 calendar days from the date of such notice, and advising each Stockholder of its right to have its Common Stock included in such registration. Upon the written request of any Stockholder received by the Company no later than 20 calendar days after the date of the Company's notice, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Common Stock that such Stockholder has so requested to be registered (the "PIGGYBACK REGISTRATION RIGHT"). If, in the opinion of the managing underwriter (or, in the case of a nonunderwritten offering, in the good faith written opinion of the placement agent, or if there is none, the Board of Directors), the total amount of such securities to be so registered, including the Common Stock owned by the Stockholders, will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to the then current market value of such securities or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall be entitled to reduce, pro rata based upon the number of shares of Common Stock each Stockholder has requested to be registered, the number of shares of Common Stock owned by each Stockholder to be so registered. Further, if, in the opinion of the managing underwriter (or, in the case of a non-underwritten offering, in the good faith opinion of the placement agent, or if there is none, the Board of Directors), the inclusion of any or all of the Common Stock owned by any Stockholders that are then officers, directors or employees of the Company in the offering to be registered will materially and adversely affect the entire offering, then the Company shall be entitled to completely exclude or reduce, pro rata based upon the number of shares of Common Stock each such Stockholder has requested to be registered, the number of shares of Common Stock owned by each such Stockholder to be so registered.

                  (b) DEMAND RIGHTS. (i) At any time after April 30, 2001, QRS may make up to two written requests for registration in accordance with the provisions of the 1933 Act (each a "QRS DEMAND REQUEST") of all or part of the Common Stock owned by QRS and the Minority Stockholders may make one written request (which shall be signed by each of Johnson and Saloner) for registration in accordance with the provisions of the 1933 Act (the "MINORITY STOCKHOLDERS DEMAND REQUEST") of all or part of the Common Stock owned by the Minority Stockholders. At any time 180 days after the first Public Offering, and subject to Section 4.05(b)(iv) below, each Stockholder may make written request to the Company for registration on Form S-3 or any comparable or successor form or forms (the "S-3 DEMAND REQUEST" together with the QRS Demand Requests and the Minority Stockholders Demand Request, each a "DEMAND REQUEST"). The Demand Request shall specify the aggregate number of shares of Common Stock owned by the requesting stockholder (the "Requesting Stockholder") to be registered and shall also specify the intended method of disposition thereof.

                           (ii) If a Demand Request is for an underwritten
offering, the Company shall select a managing underwriter or underwriters of recognized national standing to administer the offering, who shall be reasonably satisfactory to the Requesting Stockholder. The Company shall use its best efforts to cause to be registered under the 1933 Act all Common Stock requested to be registered in a Demand Request.

                           (iii) Notwithstanding the foregoing, if the Company
shall furnish to the Requesting Stockholder a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board (A) such registration would require the disclosure of information which the Company has a bona fide business purpose for maintaining confidential, or the Company is not able to comply with the applicable SEC requirements or (B) such registration would otherwise not be in the best interests of the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of a Requesting Stockholder; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve-month period.

                           (iv) In addition to subsection (iii) above, and with
respect to a S-3 Demand Request only, the Company shall not be obligated to effect any such registration if: (A) Form S-3 is not available for such offering by a Requesting Stockholder; (B) the Requesting Stockholders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell such registrable securities on Form S-3 at an aggregate price to the public of less than $1,000,000; or (C) the Company has within the 12-month period preceding the date of an S-3 Demand Request, effected two registrations for a Requesting Stockholder pursuant to this Section 4.05(b).

                           (v) In addition to subsection (iii) above, and with
respect to a Minority Stockholders Demand Request prior to the Company's first Public Offering only, QRS shall have the right to engage a Qualified Investment Banker to advise QRS and the Company concerning whether (A) a Public Offering pursuant to such Minority Stockholders Demand Request at that time is practicable at that time, (B) such Public Offering would be in the best interest of and fair to QRS and its stockholders, and (C) failure to make such Public Offering would not be in the best interest of and unfair to the Stockholders of Tradeweave. Such Qualified Investment Bank shall consider public equity market conditions, general economic conditions, industry trends, comparable companies to the Company and other relevant factors in its analysis. The QRS Board of Directors shall then determine whether registration should be effected pursuant to the Minority Stockholder Demand Request, giving due consideration to the advice rendered by such Qualified Investment Banker, and subject in all events to the fiduciary duties of such directors (including the duty of care and the duty of loyalty). If QRS determines that such registration should not be effected, then the Company shall not take any action with respect to such Minority Stockholders Demand Request and QRS shall provide a written explanation to the requesting Minority Stockholders describing in reasonable detail the reasons for such decision. In such an event, the Minority Stockholders shall continue to have available a Minority Stockholders Demand Request, which shall not be exercised prior to the date six months after the determination by QRS and which Minority Stockholders
Demand Request shall continue to be subject to the provisions of this subsection.

                           (vi) With respect to a Minority Stockholders Demand
Request, at any time after a QRS Change of Control that occurs prior to the Company's first Public Offering, QRS shall have a right to object to such Minority Stockholders Demand Request. If QRS elects to do so, the Minority Stockholders and QRS shall each promptly engage a Qualified Investment Banker to determine the transaction which would be the most effective method of maximizing the value of the Company and providing, reasonably promptly, to the Minority Stockholders liquidity with respect to the Common Stock of the Company held by the Minority Stockholders. If the two Qualified Investment Bankers engaged by QRS and the Minority Stockholders are unable to mutually agree upon a method for both maximizing the value of the Company and providing, reasonably promptly, to the Minority Stockholders liquidity with respect to the Common Stock of the Company held by the Minority Stockholders within ninety (90) days of the later of dates of engagement of such Qualified Investment Bankers, then such Qualified Investment Bankers shall engage a third Qualified Investment Banker to make such determination. In making their determination the Qualified Investment Bankers shall consider public equity market conditions, general economic conditions, industry trends, comparable companies to the Company and other relevant factors in their analysis. The determination of the Qualified Investment Banker(s) settling the dispute shall be binding upon QRS, the Minority Stockholders and the Company, and if such determination is in favor of a Public Offering, such Public Offering shall be promptly effected; PROVIDED, HOWEVER, that QRS may elect to cause the Company to not follow such determination by purchasing, or causing the Company to purchase, the entire equity interest held by the Minority Stockholders at the fair value thereof determined by such Qualified Investment Banker(s) (such fair value to be determined assuming that the Company's Common Stock is publicly traded and without any minority discount from such publicly traded value). If the determination of the Qualified Investment Banker(s) is that a Public Offering should not be effected, the Minority Stockholders shall continue to have available a Minority Stockholders Demand Request, which shall not be exercised prior to the date twelve months after the determination by the Qualified Investment Banker(s) and which Minority Stockholders Demand Request shall continue to be subject to the provisions of this subsection.

                  (c) FILINGS, ETC. Whenever required under Section 4.05(a) or
(b) to use its best efforts to effect the registration of any Common Stock, the Company shall, as expeditiously as possible:

                           (i) prepare and file with the Commission a
registration statement with respect to such Common Stock and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided in
Section 4.05(c)(ix);

                           (ii) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Common Stock covered by such registration statement;

                           (iii) furnish to any Stockholders selling pursuant to
such registration statement (a "PARTICIPATING STOCKHOLDER") such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the 1933 Act, and such other documents and information) as such Participating Stockholders may reasonably request;

                           (iv) use its best efforts to register or qualify the
Common Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions within the United States and Canada as shall be reasonably appropriate for the distribution of the Common Stock covered by the registration statement; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not, but for the requirements of this Section 4.05(c)(iv), be obligated to do so; and PROVIDED, FURTHER, that the Company shall not be required to qualify such Common Stock in any jurisdiction in which the securities regulatory authority requires that any Participating Stockholder submit any shares of its Common Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement or consent to sell Common Stock in such jurisdiction unless such Participating Stockholder agrees to do so;

                           (v) promptly notify each Participating Stockholder,
at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Participating Stockholder promptly prepare and furnish to such Participating Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                           (vi) furnish, if the method of distribution is by
means of an underwriting, on the date that the shares of Common Stock are delivered to the underwriters for sale pursuant to such registration, or if such Common Stock is not being sold through underwriters, on the date that the registration statement with respect to such shares of Common Stock becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Common Stock is not being sold through underwriters, then to the Participating Stockholders, as to such matters as such underwriters or such Participating Stockholders, as the case may be, may reasonably request and as would be customary in such a transaction; and (2) a letter dated such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Common Stock is not being sold through underwriters, then to the Participating Stockholders (i) stating that they are independent certified public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and (ii) covering such other financial matters (including information as to the period ending not more than 5 business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or such participating Stockholders, as the case may be, may reasonably request and as would be customary in such a transaction;

                           (vii) enter into customary agreements (including, if
the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Stock to be so included in the registration statement;

                           (viii) comply with all applicable rules and
regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 15 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the 1933 Act; and

                           (ix) the period of distribution of Common Stock in a
firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all shares of Common Stock purchased by it, and the period of distribution of Common Stock in any other registration shall be deemed to extend until the earlier of the sale of all Common Stock covered thereby and one year after the effective date thereof.

                  (d) PARTICIPATING STOCKHOLDER INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.05 that the Participating Stockholders shall furnish to the Company such information regarding themselves, the Common Stock held by them, and the intended method of disposition of such Common Stock as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

                  (e) EXPENSES. All expenses incurred in connection with each registration pursuant to this Section 4.05, other than underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters), fees of the National Association of Securities Dealers, Inc., listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and Canadian provincial securities laws and fees and disbursements of counsel for the Company shall be borne by the Company. The Participating Stockholders shall bear and pay the underwriting commissions and discounts applicable to the Common Stock offered for their account pursuant to this Section 4.05 and the fees and expenses of their counsel.

                  (f) REASONABLE TERMS. In connection with any underwritten offering, the Company shall not be required under this Section 4.05 to include any Common Stock owned by any Stockholder other than on the terms of the underwriting of such offering that have been reasonably agreed upon between the Company and the underwriters; PROVIDED, THAT, in any such underwriting the Company and all Participating Stockholders, subject to the other provisions hereof, shall be treated substantially similarly.

                  (g) INDEMNITIES, ETC. In the event any shares of Common Stock are included in a registration statement pursuant to this Section 4.05:

                           (i) To the extent permitted by law, the Company shall
indemnify and hold harmless each Participating Stockholder, such Participating Stockholder's directors and officers, each Person who participates in the registration of such Common Stock, including underwriters (as defined in the 1933 Act), and each Person, if any, who controls such Participating Stockholder or participating Person within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each such Participating Stockholder, such Participating Stockholder's directors and officers, such participating Person or controlling Person for any legal or other expenses reasonably incurred by them (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, in which case indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 4.05(g)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); PROVIDED, FURTHER, that the Company shall not be liable to any Participating Stockholder, such Participating Stockholder's directors and officers, participating Person or controlling Person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Participating Stockholder, such Participating Stockholder's directors and officers, participating Person or controlling Person and concerning such Person or Persons. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such participating Stockholder, such Participating Stockholder's directors and officers, participating Person or controlling Person, and shall survive the transfer of such securities by such Participating Stockholder.

                           (ii) To the extent permitted by law, each
Participating Stockholder severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the 1933 Act, and each agent and any underwriter for the Company (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement on the effective date thereof (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Participating Stockholder expressly for use in connection with such registration and concerning such Participating Stockholder; and each such Participating Stockholder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, agent or underwriter (but not in excess of expenses incurred in respect of one counsel for all of them unless there is an actual conflict of interest between any indemnified parties, in which case indemnified parties may be represented by separate counsel) in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 4.05(g)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Participating Stockholder (which consent shall not be unreasonably withheld); PROVIDED, HOWEVER, that in no event shall any indemnity under this Section 4.05(g)(ii) exceed the proceeds from the offering received by such Participating Stockholder (net of all expenses and underwriting discounts and commissions).

                           (iii) Promptly after receipt by an indemnified party
under this Section 4.05(g) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.05(g), notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.05(g), but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.05(g).

                           (iv) To the extent any indemnification by an
indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party and the indemnified party, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefit of such indemnified party in connection with the offering shall be measured by multiplying the total net proceeds received from the offering by a fraction, the numerator being the total net proceeds received by such indemnified party and the denominator being the total net proceeds received from the offering. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.05(g)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 4.05(g)(iv). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                           (v) The remedies provided for in this Section 4.05(g)
are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (h) PRIVATE SALE. Notwithstanding any other provisions of this
Section 4.05, the Company shall not be required to register the Common Stock of any Stockholder if, in the opinion of counsel to the Company reasonably satisfactory to the Stockholder (or, if the Stockholder has engaged an investment banking firm, to such investment banking firm), the sale or other disposition of such Stockholder's Common Stock, in the manner proposed by such Stockholder (or by such investment banking firm) may be effected without registering such Common Stock under the 1933 Act.

                  (i) BLACKOUT. Each Participating Stockholder shall, in connection with any registration of the Company's securities, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Common Stock (other than that included in such registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 calendar days) from the effective date of such registration as the Company or the underwriters may specify.

                  (j) PUBLIC OFFERINGS OUTSIDE THE UNITED STATES. In the event that the Company determines to undertake a Public Offering outside the United States, the parties agree that the Piggyback Registration Right of the Stockholders pursuant to this Section 4.05 shall be exercised with such changes as are required to comply with the laws of the jurisdiction in which such Public Offering shall take place. It is the intention of the parties that the substance of this Section 4.05 be effected to the greatest extent permitted by the laws of the jurisdiction in which such Public Offering takes place.

                  SECTION 4.06 PRE-EMPTIVE RIGHTS.

                  (a) STOCKHOLDERS' RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 4.06(a), the Company hereby grants to each Stockholder a right to purchase a pro rata share of New Securities (as defined in this Section 4.06) which the Company may, from time to time, propose to sell and issue. A Stockholder's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Stockholder immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of all outstanding convertible securities and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. Each Stockholder shall have a right of over-allotment such that if any Stockholder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Stockholders may purchase the non-purchasing Stockholder's portion on a pro rata basis within 10 days from the date such non-purchasing Stockholder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This pre-emptive right shall be subject to the provisions set forth below.

                           (i) In the event the Company proposes to undertake an
issuance of New Securities, it shall give each Stockholder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Stockholder shall have 20 days after any such notice is effective to agree to purchase such Stockholder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                           (ii) In the event the Stockholders fail to exercise
fully the pre-emptive right within said 20-day period and after the expiration of the 10-day period for the exercise of the over-allotment provisions of this
Section 4.06, the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of said agreement) to sell the New Securities respecting which the Stockholders' pre-emptive right set forth in this Section

4.06 was not exercised, at a price and upon terms no more favorable to the purchases thereof than specified in the Company's notice to Stockholders pursuant to Section 4.06. In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within 120 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Stockholders in the manner provided in Section 4.06(a)(i) above.

                           (iii) The pre-emptive rights granted under this
Agreement shall terminate and have no further force and effect upon the consummation of a Public Offering.

                           (iv) The pre-emptive right set forth in this Section
4.06 may not be assigned or transferred, except that (A) such right is assignable by each Stockholder to its Affiliates, and (B) such right is assignable between and among any of the Stockholders.

                  SECTION 4.07 INFORMATION RIGHTS.

                  (a) INSPECTION. The Company will permit any Stockholder, so long as such Stockholder (and its Related Transferees) owns at least 120,000 shares of Common Stock (as adjusted for stock splits, stock dividends, recapitalizations and the like) (a "SIGNIFICANT HOLDER") to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

                  (b) DELIVERY. Until the earlier to occur of the date on which the Company is subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, or the date on which quotations for the Common Stock of the Company are reported by the automated quotations systems operated by the National Association of Securities Dealers, Inc. or by an equivalent quotations system, the Company will deliver the reports described below in this Section
4.07 to each Significant Holder:

                           (i) As soon as practicable, but in any event within
90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles; and

                           (ii) As soon as practicable, but in any event within
45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

                  SECTION 4.08 BOARD OF DIRECTORS.

                  (a) TRADEWEAVE NOMINATING COMMITTEE. QRS shall designate a committee of its Board of Directors, which shall initially consist of Johnson and John Simon, and authorize such committee to nominate persons for election to serve on the Board of Directors of the Company

(the "TRADEWEAVE NOMINATING COMMITTEE"). QRS shall maintain a Tradeweave Nominating Committee During the term of this Agreement.

                  (b) BOARD REPRESENTATION.. During the term of this Agreement, each of the Minority Stockholders and QRS agrees to vote or act with respect to all shares of Common Stock held by them so as to elect the persons for the Company's Board of Directors nominated by the Tradeweave Nominating Committee.

                                   ARTICLE V

                                 MISCELLANEOUS

                  SECTION 5.01 STOP ORDER. Each Stockholder agrees that a stop order shall be placed in the stock transfer records of the Company against the transfer of shares of Common Stock subject to this Agreement.

                  SECTION 5.02 COMMUNICATIONS. All notices and other communications hereunder shall be in writing and shall be deemed given if personally delivered, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) If to a Stockholder, to the address set forth in the record books of the Company.

                  (b) If to the Company, to

                                    Tradeweave, Inc.
                                    303 Second Street, South Tower
                                    San Francisco, CA 94107
                                    Attention:  Chief Executive Officer
                                    Telephone No.:  (415) 247-7759
                                    Telecopy No.:  (415) 247-9495

                           With a copy to:

                                    QRS Corporation
                                    1400 Marina Way South
                                    Richmond, CA 94804
                                    Attn:  General Counsel
                                    Telephone No.:  (510) 215-5000
                                    Telecopy No.:  (510) 315-3997

                  SECTION 5.03 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 5.04 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not materially affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

                  SECTION 5.05 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

                  SECTION 5.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  SECTION 5.07 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Stockholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the applicable requirements hereof in all respects. If any transferee of any Stockholder shall acquire any shares of Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement.

                  SECTION 5.08 AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE; TERMINATION.

                  (a) AMENDMENTS. This Agreement may be amended only by a written instrument duly executed by the holders of at least 51% of the Common Stock at the time outstanding and subject to this Agreement; PROVIDED, HOWEVER, that any amendment to this Agreement that adversely affects the rights of QRS or the Minority Stockholders without having a corresponding adverse effect on all other Stockholders shall require the consent of QRS, or the consent of all of the Minority Stockholders, as the case may be.

                  In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of the Company to meet within 30 calendar days following such amendment or modification or as soon thereafter as is practicable for the purpose of adopting any amendment to the Certificate of Incorporation and bylaws of the Company that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Stockholders entitled to vote thereon.

                  (b) NO WAIVERS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or conditions shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  (c) TERMINATION.

                           (i) TERMINATION AS TO A STOCKHOLDER. Any Stockholder
who no longer owns any shares of Common Stock (otherwise than by reason of a transfer or transfers in violation of this Agreement or a transfer or transfers to Related Transferees) shall automatically and with no further action being required by any party no longer be a party to this Agreement for any purpose.

                           (ii) PUBLIC OFFERING. This Agreement (except for
Section 4.05 (Registration Rights), and Articles I and V to the extent they apply to Section 4.05) shall terminate immediately prior to the consummation of a Public Offering or to the time the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

                           (iii) QRS DISPOSITION. This Agreement (except for
Section 4.04 (Tag-Along Right), Section 4.05 (Registration Rights) and Articles I and V to the extent they apply to Section 4.05) shall terminate immediately upon the Selling Group owning less than twenty percent (20%) of the shares of Common Stock then outstanding.

                  SECTION 5.09 INJUNCTIVE RELIEF. The Stockholders acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Therefore, the stockholders agree that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any Stockholder from committing any violations of the provisions of this Agreement.

                  SECTION 5.10 INSPECTION. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company.

                  SECTION 5.11 RECAPITALIZATIONS, EXCHANGES, ETC., AFFECTING COMMON STOCK. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock covered hereby, to any and all shares of capital stock of the Company which may be issued in respect of, in exchange for, or in substitution of, Common Stock covered hereby, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. Prior to consummating a Public Offering of Common Stock, the Company shall, if necessary (and each Stockholder agrees to vote to) reclassify the Company's capital to accommodate such Public Offering.

                  SECTION 5.12 FURTHER ASSURANCES. Each Stockholder agrees to vote the shares of voting Common Stock owned by such Stockholder upon any matter arising under this Agreement submitted to a vote of the Stockholders in a manner so as to implement the terms of this Agreement and to execute all such resolutions and other documents and to do all such other acts and things as may be necessary or, in the Board's opinion, advisable to give effect fully to the terms of this Agreement.

                  SECTION 5.13 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the undersigned have executed this Stockholders Agreement as of the date first above written.

                                  TRADEWEAVE, INC.



                                  By  /s/ John S. Simon
                                      -----------------
                                         Name:  John S. Simon
                                         Title:  President


                                  By  /s/ Peter R. Johnson
                                      --------------------
                                         Name:  Peter R. Johnson
                                         Title:  Chief Executive Officer


                                  QRS CORPORATION



                                  By  /s/ John S. Simon
                                      -----------------
                                         Name: John S. Simon
                                         Title:  Chief Executive Officer


                                      /s/ Peter R. Johnson
                                  --------------------------------------------
                                         PETER R. JOHNSON


                                      /s/ Garth Saloner
                                  --------------------------------------------
                                         GARTH SALONER

                                    EXHIBIT B

                              ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT, dated as of___________________________ (this "Agreement"), between ____________________________ (the "Transferor") and
___________________ (the "Transferee"). Capitalized terms not otherwise defined herein are used herein as defined in the Stockholders Agreement, dated as of November 30, 1999, among Tradeweave, Inc. and the Stockholders (as defined therein) (the "Stockholders Agreement").

                  WHEREAS, the Transferor is bound by the Stockholders
Agreement;

                  WHEREAS, the Transferor desires to transfer shares of Common Stock held by it and subject to the Stockholders Agreement (the "Transfer Shares") to the Transferee;

                  WHEREAS, pursuant to Section 3.01 of the Stockholders Agreement the Transferee must assume all obligations of the Transferor under the Stockholders Agreement prior to the completion of the transfer of the Transfer Shares; and

                  WHEREAS, the Transferor [is/is not a Related Transferee of] [a Stockholder];

                  NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree for the benefit of the Stockholders and the Company as follows:

                  1. ASSUMPTION. The Transferee hereby agrees to assume all obligations and receive all benefits of the Transferor under the Stockholders Agreement, whether or not such obligations have arisen as of the date hereof.

                  2. RELATED TRANSFEREES. The Transferee and Transferor represent that the Transferee [is/is not] a Related Transferee of the Transferor. If the Transferee is such a Related Transferee, the Transferor acknowledges that it will continue to be bound by the Stockholders Agreement, notwithstanding the transfer of the Transfer Shares to the Transferee.

                  3. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not materially affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

                  4. ENTIRE AGREEMENT. This Agreement and the Stockholders Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.


                                  EXHIBIT B 1

                  5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  6. INJUNCTIVE RELIEF. The parties hereto acknowledge and agree that a violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Therefore, the parties hereto agree that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement.

                  7. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                  IN WITNESS WHEREOF, the undersigned have executed this Assumption Agreement on this ____________ day of _______________, _______.

                                           [Name of Transferor]

                                           By_________________________________
                                           Name:
                                           Title:



                                           [Name of Transferee]

                                           By_________________________________
                                           Name:
                                           Title:


                                  EXHIBIT B 2